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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Company's registration statement on Form S-3 (File No. 33-41494) of our report dated April 30, 1997 on our audits of the financial statements and financial statement schedule as of January 31, 1997 and 1996 and July 31, 1995 and for the year ended January 31, 1997, the six month period ended January 31, 1996 and each of the two years in the period ended July 31, 1995, which report is included in this annual report on Form 10-K.

                                          Coopers & Lybrand L.L.P.

Houston, Texas
May 1, 1997